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                                                                       EXHIBIT 5


                               January 22, 1997



Group Technologies Corporation
10901 Malcolm McKinley Drive
Tampa, Florida  33612

Gentlemen:

     We have acted as counsel for Group Technologies Corporation, a Florida corporation (the "Company"), in the preparation of a Registration Statement on Form S-4 (the "Registration Statement"), which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of up to 38,819,673 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), to shareholders of Group Financial Partners, Inc., Tube Turns Technologies, Inc. and Bell Technologies, Inc. in connection with a proposed Reorganization.

     In this connection we have examined the originals or copies of such corporate records, documents and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant under the circumstances. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that:

     1. The Company is duly organized and incorporated and is validly existing under the laws of the State of Florida, with an authorized capitalization consisting of 40,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share.

     2. The issuance of the shares of Common Stock pursuant to the terms and provisions of the Agreement and Plan of Reorganization described in the Registration Statement has been duly authorized by the Board of Directors of the Company and, when such shares are issued in accordance with the provisions thereof after satisfaction of the conditions contained therein, will be legally and validly issued, fully paid and non-assessable.

     We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and further consent to the use of our name under the heading "Legal Matters" in the Registration Statement and the Joint Proxy Statement/Prospectus which is a part thereof.

                                       Very truly yours,



                                       FOWLER, WHITE, GILLEN, BOGGS,
                                       VILLAREAL AND BANKER, P.A.